Exhibit 99.1
[Letterhead of DMC]

NEWS	CONTACT:
Geoff High
Director of Investor Relations
303-604-3924

DYNAMIC MATERIALS comments on DELAY
in issuing FOURTH QUARTER and year-end EARNINGS Release;
NEW earnings release and conference call date set for March 16, 2014

BOULDER, Colo. - March 6, 2015 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today commented on the delay in issuing its 2014 fourth quarter and year-end financial results. During the year-end audit process, the audit committee of the board of directors, after review and discussion with management and the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), determined the Company incorrectly accounted for income tax expense and related deferred tax assets and liabilities at its business entities in Germany. The accounting error and related internal control issue were observed during the external audit and, upon investigation by management, it was determined a restatement of the related consolidated financial statements and a reevaluation of internal controls was necessary. The Company plans to restate its consolidated financial statements for the years ended December 31, 2013 and 2012, the four quarters of 2013, and the first, second and third quarters of 2014, primarily to reflect this correction as well as to correct other items.

While these corrections do not change the Company’s sales, do not affect its cash balances, and have no impact on DMC’s future operations, the Company estimates the corrected accounting would decrease net income by $1.25 million to $1.75 million for fiscal 2013, and by $400,000 to $700,000 for fiscal 2012.

The Company anticipates including in its 2014 annual report on Form 10-K restated, audited consolidated financial statements, including the consolidated balance sheet as of December 31, 2013 and the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2013. Additionally, the Company will include footnote disclosure of the restated interim financial information for the four quarters of fiscal 2013 and the first three quarters of fiscal 2014, along with reconciliations of the previously issued annual and quarterly financial information to the restated information.

The Company’s chief executive officer and chief financial officer, in consultation with the audit committee, concluded that a material weakness in the Company’s internal control over financial reporting existed as of December 31, 2014, and as of the end of each of the periods reported in the relevant financial statements. The Company’s evaluation of the effectiveness of its internal control over financial reporting will be included with the Company’s 2014 annual report on Form 10-K. In consultation with the Audit Committee and its counsel, the Company intends to enhance its procedures and controls based on information identified during the Audit Committee’s review and the restatement process.

Conference Call Information
The Company will announce its fourth quarter and full-year financial results after the stock market closes on Monday, March 16, 2015.  Following the earnings release, management will host a conference call and simultaneous webcast.

The conference call will begin at 5 p.m. Eastern (3 p.m. Mountain) and will be accessible by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. A telephonic replay will be available through March 23, 2015, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13601073.

Investors are invited to listen to the webcast live via the Internet at:
http://www.investorcalendar.com/IC/CEPage.asp?ID=173635
The webcast also will be available on the Investor page of DMC’s website, located at:
www.dmcglobal.com/investors.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

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Safe Harbor Language
Except for the factual information contained herein, this news release contains forward-looking statements regarding the Company’s expectations about the effect of the correction on the Company’s net income for the years ended December 31, 2013, and 2012, and the timing of the filing of the Company’s Form 10-K for the year-ended December 31, 2014. The Company is still in the process of finalizing the corrections described above and preparing restated financial statements, which then must be audited. If the Company determines further corrections are required to its 2013 and 2012 financial statements, the estimated decrease to the Company’s net income may change. Similarly, the actual timing of the filing of the Form 10-K for the year ended December 31, 2014, including the restated financial statements contained therein, depends on the timely completion by the Company of the corrections and the Company’s independent accountant’s completion of its audit of the corrected financial statements.